UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2023

SHARECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant's telephone number, including area code: (404) 671-4000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
Sharecare, Inc. (“Sharecare”), certain subsidiaries of Sharecare (the “Borrowers”), the lenders named therein (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into an Amendment Number Nine to Credit Agreement and Amendment Number One to Guaranty and Security Agreement, dated as of February 10, 2023 (the “Ninth Amendment”) in connection with that certain Credit Agreement, dated as of March 9, 2017 (as amended, the “Credit Agreement”), by and among Sharecare, the Borrowers, the Lenders, and the Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.
The Credit Agreement was due to mature on February 10, 2023 and the Ninth Amendment extends the maturity date of the Credit Agreement to February 10, 2026. The total commitments under the senior secured revolving credit facility remain unchanged at $60.0 million (the “Revolving Facility”) as a result of the Ninth Amendment but the sublimit for Letters of Credit has increased from $10.0 million to $15.0 million. Availability under the Revolving Facility is generally subject to a borrowing base based on a percentage of applicable eligible receivables. Borrowings under the Revolving Facility bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate plus a margin of 0.75%, or (b) the 1, 3, or 6 month SOFR Rate plus 1.75%. The Ninth Amendment amends other terms of the existing Credit Agreement, including eliminating minimum liquidity and minimum EBITDA covenants, increased thresholds for certain permitted transactions, modifications to reporting and other changes.
The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Ninth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1†
Amendment Number Nine to Credit Agreement and Amendment Number One to Guaranty and Security Agreement, dated as of February 10, 2023, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, Sharecare, Inc. and certain subsidiaries of Sharecare, Inc. as Borrowers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.
Dated: February 16, 2023
By: /s/ Carrie Ratliff
Name: Carrie Ratliff
Title: Chief Legal Officer